                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]    Preliminary Proxy Statement         [_]   Confidential, For Use of the
[X]    Definitive Proxy Statement                Commissioner Only (as
[_]    Definitive Additional Materials           permitted by Rule 14a-16(e)(2))
[_]    Soliciting Material Under
       Rule 14a-12

                        UNITED SECURITY BANCSHARES, INC.
                (Name of Registrant as Specified in Its Charter)
                  ___________________________________________
                   (Name of Person(s) Filing Proxy Statement
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No Fee Required.

[_]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:

       (2) Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       (4) Proposed maximum aggregate value of transaction:

       (5) Total fee paid:

[_]    Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:

       (2) Form, Schedule or Registration Statement No.:

       (3) Filing Party:

       (4) Date Filed:

                       UNITED SECURITY BANCSHARES, INC.



TO OUR SHAREHOLDERS:

     We will hold the annual meeting of shareholders of United Security Bancshares, Inc. ("Bancshares"), at 2:00 p.m., local time, on Tuesday, May 8, 2001, at the Pearce Memorial Park Assembly House, 500 Vanity Fair Park Drive, Jackson, Alabama.

     We have enclosed a notice of the meeting, a proxy statement, a proxy and the Annual Report to Shareholders for 2000, and hope that you will study the enclosed material carefully and attend the meeting in person.

     Whether you plan to attend the meeting or not, please sign and date the enclosed proxy and return it via facsimile (334-636-9606) or in the accompanying envelope as promptly as possible. You may revoke the proxy by voting in person at the meeting, by signing a later dated proxy, or by giving written notice of revocation to the Secretary of Bancshares at any time before the proxy is voted.

                                        Sincerely,


                                        /s/ Hardie B. Kimbrough
                                        ----------------------------------------
                                        Hardie B. Kimbrough
                                        Chairman of the Board


                                        /s/ R. Terry Phillips
                                        ----------------------------------------
                                        R. Terry Phillips
                                        President and Chief Executive Officer

April 3, 2001

                        UNITED SECURITY BANCSHARES, INC.
                             131 West Front Street
                              Post Office Box 249
                          Thomasville, Alabama 36784
                             Telephone 334-636-5424


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 to be held on
                                  May 8, 2001



TO THE SHAREHOLDERS OF UNITED SECURITY BANCSHARES, INC.:

     Notice is hereby given that the 2001 Annual Meeting of Shareholders (the "Meeting") of United Security Bancshares, Inc. ("Bancshares") will be held at the Pearce Memorial Park Assembly House, 500 Vanity Fair Park Drive, Jackson, Alabama, on Tuesday, May 8, 2001, at 2:00 p.m., local time, for the following purposes:

     (1)  To elect 15 directors of Bancshares to serve for the ensuing year; and

     (2) To transact such other business as may properly come before the Meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on March 23, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournments thereof.

     A complete list of the shareholders of Bancshares will be available and open for examination by any shareholder of Bancshares during ordinary business hours for a period beginning two business days after the mailing of this notice.

     All shareholders are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting in person, you are requested to complete, sign, and date the enclosed proxy card and send it via facsimile (334-636-9606) or mail it promptly in the envelope provided for that purpose. The proxy may be revoked by your vote in person at the Meeting, by your executing and delivering a later dated proxy, or by your giving written notice to the undersigned Secretary of Bancshares at any time prior to the voting thereof.

                                    By Order of the Board of Directors


                                    /s/ Larry M. Sellers
                                    ---------------------------
                                    Larry M. Sellers
                                    Secretary



Thomasville, Alabama
April 3, 2001

                       UNITED SECURITY BANCSHARES, INC.
                             131 West Front Street
                              Post Office Box 249
                          Thomasville, Alabama 36784
                            Telephone 334-636-5424


                                PROXY STATEMENT
                    FOR 2001 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 8, 2001

                                 INTRODUCTION

     This Proxy Statement is furnished on or about April 3, 2001 by United Security Bancshares, Inc. ("Bancshares") to the holders of common stock of Bancshares in connection with Bancshares' Annual Meeting of Shareholders, and any adjournments thereof, to be held on Tuesday, May 8, 2001 at 2:00 p.m. The matters to be considered and acted upon are: (1) the election of 15 directors of Bancshares; and (2) the transaction of such other business as may properly come before the meeting. The Board of Directors of Bancshares recommends the election of the 15 director-nominees named in this Proxy Statement.

     The Board of Directors of Bancshares is soliciting the proxy, which is revocable at any time before it is voted. You may revoke the proxy by voting in person at the meeting, by giving written notice to the Secretary of Bancshares or by signing a later-dated proxy. We must, however, actually receive the later-dated proxy or revocation before the vote of the shareholders. We will vote all properly executed proxies delivered pursuant to this solicitation at the meeting and in accordance with instructions, if any. If no instructions are given, we will vote the proxies FOR item 1 on the proxy form and in accordance with the instructions of management as to any other matters that may come before the meeting.

     Bancshares will pay the cost of soliciting proxies. In addition to the use of the mails, we may solicit proxies by personal interview, telephone, facsimile and telegraph. Banks, brokers, nominees or fiduciaries will be required to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. Bancshares will, upon request, reimburse banks, brokers and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to their principals.

Bancshares and its Subsidiaries

     Bancshares is a bank holding company registered under the Bank Holding Company Act of 1956, with assets of approximately $509 million. We operate one banking subsidiary in Alabama, First United Security Bank, a bank organized and existing under the laws of Alabama ("First United Security" or the "Bank"), with seventeen banking offices. At December 31, 2000, First United Security accounted for substantially all of Bancshares' consolidated assets.

     Bancshares also owns all the stock of First Security Courier Corporation, Inc. ("First Security"), an Alabama corporation organized to provide certain bank courier services. The Bank owns all the stock of Acceptance Loan Company, Inc. ("ALC"), which provides consumer loans and purchases consumer loans from vendors.

     Bancshares derives substantially all of its income from dividends from First United Security. Banking laws restrict the amount of dividends that First United Security may pay to Bancshares without regulatory approval.

Shareholders Eligible to Vote

     We are sending this Proxy Statement to shareholders of record as of the close of business on March 23, 2001. Only shareholders as of such date are eligible to vote at the Meeting.

Vote Required

     At the Meeting, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. Assuming the presence of a quorum, directors of Bancshares shall be elected at the Meeting by a plurality of the votes cast, whether in person or by proxy.

     A shareholder may abstain or withhold his or her vote (collectively, "abstentions") with respect to each item submitted for shareholder approval. Abstentions will be counted as present for purposes of determining the existence of a quorum but will be counted as not voting in favor of any proposal brought before the Meeting. Since the election of directors is determined by the votes cast at the Meeting, abstentions will not affect such election.

     Generally, a broker is entitled to vote shares held in "street name" on routine matters without instructions from the beneficial owner of such shares. On the other hand, a broker may not be entitled to vote shares held in "street name" on certain non-routine items absent instructions from the beneficial owner of such shares (a "broker non-vote"). Generally, there will be no broker non-votes in the election of directors because the election of directors is a matter for which a broker may exercise its discretion.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of outstanding shares of Bancshares common stock beneficially owned as of February 28, 2001 by
(i) each person or entity known by Bancshares to own more than 5% of the outstanding Bancshares common stock; (ii) the chief executive officer and the four (4) next highest paid executive officers of Bancshares who were serving in this capacity at the end of 2000 whose total salary and bonus exceeded $100,000 during 2000 (collectively the "Named Executive Officers"); (iii) each director of Bancshares; and (iv) all executive officers and directors of Bancshares as a group.

      NAME OF BENEFICIAL                AMOUNT AND NATURE OF
            OWNER                       BENEFICIAL OWNERSHIP/1/  PERCENT OF CLASS
--------------------------------------  -----------------------  -----------------
Dan R. Barlow                                    15,560/2/              *
Linda H. Breedlove                                3,499                 *
Gerald P. Corgill                                75,882/3/            2.12%
Roy G. Cowan                                     23,624/4/              *
Wayne C. Curtis                                      50                 *
John C. Gordon                                  155,177/5/            4.33%
William G. Harrison                              28,043/6/              *
Fred L. Huggins                                   8,498/7/              *
Hardie B. Kimbrough                              18,519/8/              *
Jack W. Meigs                                       100                 *
William D. Morgan                                 9,532/9/              *
R. Terry Phillips                                 2,609/10/             *
Larry M. Sellers                                 14,304/11/             *
Ray Sheffield                                    31,000/12/             *
James C. Stanley                                  5,000/13/             *
Robert Steen                                      4,475/14/             *
Howard M. Whitted                                 4,800                 *
Bruce N. Wilson                                   7,320/15/             *
All directors and executive officers
as a group (18 persons)                         407,992              11.38%

____________________

*    Represents less than one percent of the outstanding shares.

     /1/ Unless otherwise indicated, the named person has the sole voting and dispositive power for the shares indicated. Percentage of ownership is based on 3,585,366 shares of Bancshares common stock representing 3,572,232 shares outstanding as of February 28, 2001, and 13,134 shares underlying options held by persons listed in this table exercisable within 60 days from said date. Bancshares currently has 10,000,000 shares of common stock, par value $.01 per share, authorized for issuance.

     /2/ Includes 274 shares owned by Mr. Barlow's spouse with respect to which Mr. Barlow disclaims beneficial ownership. Also includes 680 shares held in Bancshares' 401(k) Plan, for which Mr. Barlow holds investment power.

     /3/ Includes 52,536 shares owned by Mr. Corgill's spouse with respect to which Mr. Corgill disclaims beneficial ownership. Also includes 2,394 shares owned by Dozier Hardware Company, of which Mr. Corgill is President. Also includes 3,620 shares owned by Dozier Hardware Profit Sharing Plan & Trust.

     /4/ Includes 23,424 shares owned by the estate of Dr. Cowan's late spouse, of which Dr. Cowan serves as executor. Dr. Cowan disclaims beneficial ownership of such shares.

     /5/ Includes 72,209 shares owned by Mr. Gordon's mother and with respect to which Mr. Gordon shares a power of attorney to vote the shares. Includes 5,280 shares with respect to which Mr. Gordon shares voting and investment power. Includes 50 shares owned by Mr. Gordon's minor son and 50 shares owned by Mr. Gordon's minor daughter.

     /6/ Includes 132 shares with respect to which Mr. Harrison shares investment and voting power.

     /7/ Includes 8,498 shares with respect to which Mr. Huggins shares investment and voting power.

     /8/ Includes 140 shares with respect to which Mr. Kimbrough shares voting and investment power. Also includes 1,436 shares owned by Mr. Kimbrough's spouse with respect to which Mr. Kimbrough disclaims beneficial ownership.

     /9/ Includes stock options to purchase 4,000 shares of Bancshares common stock. Also includes 5,532 shares held in Bancshares' 401(k) Plan, for which Mr. Morgan holds investment power.

     /10/ Includes 50 shares with respect to which Mr. Phillips shares voting and investment power. Includes stock options to purchase 2,050 shares of Bancshares common stock. Also includes 509 shares held in Bancshares' 401(k) Plan, for which Mr. Phillips holds investment power.

     /11/ Includes 8,059 shares held in Bancshares' 401(k) Plan, for which Mr. Sellers holds investment power. Includes stock options to purchase 4,685 shares of Bancshares common stock. Includes 1,560 shares with respect to which Mr. Sellers shares voting and investment power.

     /12/ Includes 26,343 shares with respect to which Mr. Sheffield shares voting and investment power.

     /13/ Includes 4,800 shares held by the James C. Stanley Trust, of which Dr. Stanley is the Trustee.

     /14/ Includes 710 shares held in Bancshares' 401(k) Plan, for which Mr. Steen holds investment power. Includes stock options to purchase 2,399 shares of Bancshares common stock. Includes 1,366 shares with respect to which Mr. Steen shares voting and investment power.

     /15/ Includes 1,272 shares with respect to which Mr. Wilson shares voting power. Includes 50 shares owned by Mr. Wilson's minor son and 50 shares owned by Mr. Wilson's minor daughter.

                             ELECTION OF DIRECTORS

     Bancshares recommends that the shareholders elect the 15 persons named below to hold office until the 2002 annual meeting of shareholders of Bancshares or until their successors are elected and qualified. All director-nominees are proposed for election for a term of one year. Unless "Withhold Authority" is noted as to all or some of the nominees, proxies in the accompanying form will be voted at the Annual Meeting for the election to the Board of Directors of the 15 nominees.

     If, before the voting at the annual meeting, any person to be elected a director is unable to serve, the shares that would otherwise be voted for such person may be voted for the election of such substitute as the members of the board of directors may recommend. Bancshares management knows of no reason why any person would be unable to serve as a director.

     The following provides certain biographical information about the persons who have been nominated for election as directors of Bancshares. All of these persons are currently directors of Bancshares, and also directors of First United Security. Bancshares, as the sole shareholder of First United Security, intends to reelect all directors of Bancshares as directors of First United Security. Mr. Kimbrough is currently the chairman of the Board of Bancshares and the chairman of the Board of First United Security. Information regarding the executive officers of Bancshares and First United Security who are not directors is also provided.

     Dan R. Barlow, 59, has served as a director of Bancshares since 1997. Mr. Barlow has served as Executive Vice President and Senior Loan Officer of First United Security since 1997, upon the merger of First Bank & Trust ("FB&T") with and into First United Security (the "FB&T Merger"). Prior to the FB&T Merger, Mr. Barlow had served as President, Senior Loan Officer and Director of FB&T since 1969.

     Linda H. Breedlove, 57, has served as a director of Bancshares since 1997. Prior to becoming a director of Bancshares in 1997, Ms. Breedlove served as Secretary/Treasurer of The South Alabamian Inc., a newspaper publishing company, for 26 years. In this capacity Ms. Breedlove acted as co-publisher, writer, editor and manager of The South Alabamian.
                      -------------------

     Gerald P. Corgill, 59, has served as a director of Bancshares since 1985. Mr. Corgill has served as President of Dozier Hardware Company, a hardware and building supply company, since 1982.

     Roy G. Cowan, 67, has served as a director of Bancshares since 1990. Mr. Cowan practiced dentistry for 34 years before retiring.

     Wayne C. Curtis, 61, has served as a director of Bancshares since 2000. Mr. Curtis, though currently retired, has served part-time as Director of Education and Regulatory Affairs with the Community Bankers Association of Alabama since the beginning of 1999. Mr. Curtis served as Superintendent of Banks in the Alabama State Banking Department (the "Department") from 1997 through 1999. From 1995 until 1997, Mr. Curtis was Assistant Superintendent of Banks in the Department.

     John C. Gordon, 43, has served as a director of Bancshares since 1997. Mr. Gordon has been self-employed, performing forestry, timberland and investment services for Forest Services, Inc. (land management) since 1994.

     William G. Harrison, 54, has served as a director of Bancshares since 1976. Mr. Harrison has served as Timber Settlements Manager for Linden Lumber Company (sawmill) since 1999. Mr. Harrison served as a driver for T.J. Pope Logging Company from 1998 until 1999. Mr. Harrison was retired from 1989 until 1998 from Bedsole Dry Goods Inc.

     Fred L. Huggins, 65, has served as a director of Bancshares since 1997. Mr. Huggins has served as Vice Chairman of Bancshares since 2000. From 1997 through 1999, Mr. Huggins served as Chairman of the Board of Directors of First United Security and as Chairman and Chief Executive

Officer of Acceptance Loan Company, Inc. Mr. Huggins served as Chairman and Chief Executive Officer of FB&T from 1995 until 1997.

     Hardie B. Kimbrough, 63, has served as a director of Bancshares since 1986. Mr. Kimbrough is currently Of Counsel with the Gilmore Law Office. Mr. Kimbrough, retired, has served as Presiding Circuit Judge for the First Judicial Circuit of the State of Alabama since 1977.

     Jack W. Meigs, 43, has served as a director of Bancshares since 1997. Mr. Meigs has served as a circuit judge for the State of Alabama since 1991.

     Ray Sheffield, 63, has served as a director of Bancshares since 1997. Mr. Sheffield has been part-owner of Deas Insurance Agency from 1976 until 2001 and part-owner of West Alabama Insurance Agency from 1996 until 2001. Mr. Sheffield, now retired, served as sheriff of Clarke County from 1971 until 1995.

     James C. Stanley, 64, has served as a director of Bancshares since 1978. Mr. Stanley practiced dentistry until his retirement in 1997.

     R. Terry Phillips, 47, has served as a director of Bancshares since 1999. Mr. Phillips became a director of Bancshares pursuant to an Employment Agreement between Bancshares, First United Security and Mr. Phillips dated January 1, 1999, and Mr. Phillips has served as President and Chief Executive Officer of Bancshares since 1999. From 1991 until 1999, Mr. Phillips served as President and Chief Executive Officer of First Community Bank in Chatom, Alabama.

     Howard M. Whitted, 56, has served as a director of Bancshares since 1985. Mr. Whitted is a forester for Weyerhauser Company (forest products and container board manufacturer) where he has worked since 1968.

     Bruce N. Wilson, 46, has served as a director of Bancshares since 1997. Mr. Wilson is currently a partner in the law firm of Wilson & Drinkard where he has worked since 1993.

Executive Officers Who Are Not Also Directors

     Larry M. Sellers, 52, has served as Vice President/Secretary/Treasurer of Bancshares since 1987. Mr. Sellers has served as Senior Executive Vice President and Chief Administrative Officer of First United Security since 1984.

     William D. Morgan, 52, has served as Assistant Secretary of Bancshares since 1997. Mr. Morgan has served as Executive Vice President of First United Security since 1991.

     Robert Steen, 52, has served as Assistant Treasurer of Bancshares since 1997. Mr. Steen has served as Executive Vice President and Chief Financial Officer of First United Security since 1997, upon the FB&T Merger. Prior to the FB&T Merger, Mr. Steen had served as Executive Vice-President of FB&T since 1983.

     The Boards of Directors of Bancshares and First United Security conduct their business through meetings of the boards and through their committees. During 2000, the Board of Directors of Bancshares met twelve times and the Board of First United Security met twelve times. In 2000, each director attended at least 75% of the meetings of the Board of Directors, with the exception of Roy
G. Cowan.

     Bancshares' Board has an audit committee which functions to ensure that Bancshares' financial statements present fairly the condition of the Bank and Bancshares, to determine that adequate accounting and operational controls are in place to protect Bancshares' assets, to report to the Board of Directors of Bancshares any of its findings, and to ensure that the affairs of Bancshares are being conducted in accordance with policy and regulatory and legal requirements. The members of the audit committee are Wayne C. Curtis, Chairman, Roy G. Cowan, Hardie B. Kimbrough, Fred L. Huggins and Jack W. Meigs./1/ During 2000, the audit committee met four times. Bancshares' Board has a compensation committee which reviews officers' salaries, benefits, incentive programs and other items of compensation. The members of the compensation committee are Bruce N. Wilson, Chairman, Howard M. Whitted, Gerald P. Corgill, Linda H. Breedlove, and John C. Gordon. R. Terry Phillips serves in a non-voting ex-officio capacity. The compensation committee met one time in 2000. Bancshares' Board has an executive committee, which is charged with certain duties requiring actions between meetings of the Board. The members of the executive committee are Gerald P. Corgill, Roy G. Cowan, John C. Gordon, Fred L. Huggins and Hardie B. Kimbrough. Mr. Phillips serves the executive committee in a non-voting ex-officio capacity. The executive committee met 14 times in 2000.

     The directors of Bancshares receive $600 per month for service as directors, with the exception of the Chairman of the Board, who receives $900 per month. The Directors of Bancshares who also serve as directors of First United Security, receive a fee of $400 per regular board meeting of First United Security. Outside members of committees of Bancshares and First United Security receive fees of $100 per meeting attended.


                       COMPLIANCE WITH SECTION 16(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers of Bancshares, and persons who own more than 10% of a registered class of Bancshares' equity securities, to file with the Securities and Exchange Commission the initial reports of ownership and reports of changes in ownership of common stock of Bancshares. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish Bancshares with copies of all Section 16(a) forms they file.

     To Bancshares' knowledge, based solely on review of the copies of such reports furnished to Bancshares and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that the initial report on Form 3 for Wayne C. Curtis upon his election to become a director and a Form 4 for Clarence Watters were filed late.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain directors and officers of Bancshares and First United Security and their associates were customers of, and had transactions with, First United Security in the ordinary course of business since the beginning of the last fiscal year, and additional transactions may be expected to take place in the ordinary course of business. Included in such transactions are outstanding loans, all of which were made on

____________________________

     /1/ Each member of the Audit Committee is an independent director, and the audit committee is governed by a written charter. A copy of the Audit Committee Charter is attached to this proxy statement as Exhibit A.

substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risks of collectibility or present other unfavorable features.

     During 2000, the law firms of Wilson & Drinkard, of which Bruce N. Wilson, a director of Bancshares, is a partner, and Gilmore & Gilmore, of which Hardie
B. Kimbrough, a director of Bancshares, is Of Counsel, rendered various legal services to Bancshares and its subsidiaries.


                            AUDIT COMMITTEE REPORT

     The audit committee of the Board of Directors has reviewed and discussed with management the audited financial statements of Bancshares as of and for the year ended December 31, 2000.

     The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     The audit committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors' independence.

     Based on the reviews and discussions referred to above, the audit committee recommends to the Board of Directors that the financial statements referred to above be included in Bancshares' Annual Report on Form 10-K for the year ended December 31, 2000.

Wayne C. Curtis, Chairman
Roy G. Cowan
Hardie B. Kimbrough
Fred L. Huggins
Jack W. Meigs

                         COMPENSATION COMMITTEE REPORT

     This report is provided by the Compensation Committee of the Board of Directors (the "Committee") to assist stockholders in understanding the Committee's objectives and procedures in establishing the compensation of First United Security's Chief Executive Officer and other senior executives.

     The Committee consists of five outside directors and also includes the chief executive officer who serves in a non-voting ex officio capacity. The Committee is responsible for establishing and administering Bancshares' and First United Security's executive compensation program.

     The Committee has been provided with competitive pay and performance information by outside sources. First United Security's staff provided additional analysis that was used by the Committee. In structuring the incentive programs, the Committee has been advised by external legal counsel, as well as Bancshares' staff, on plan design.

Compensation Philosophy and Objectives

     The Committee believes that compensation of Bancshares' or First United Security's key executives should:

     .    link rewards to business results and stockholders' returns,
     . encourage creation of stockholders' value and achievement of strategic objectives,
     .    maintain an appropriate balance between salary and incentive opportunity,
     .    attract and retain, on a long-term basis, high caliber personnel,
     . provide a total compensation opportunity that is competitive with the banking industry, taking into account relative company size and performance as well as individual responsibilities and performance, and
     .    continue to provide compensation that is tax deductible.

Key Elements of Executive Compensation

     Bancshares' and First United Security's existing executive compensation program consists of three elements: base pay, incentives and stock options. Payment of the incentives depends on performance measured against annual objectives as described below.

Base Pay

     . Salary structures are targeted to average pay levels of other regional banks of similar size and structure. Individual base pay within the structures is based on sustained individual performance toward achieving Bancshares' goals and objectives.

     .    Executive salaries are reviewed annually.

Incentives

     . The incentive plan is an annual cash incentive plan that links incentives to performance results of the prior year. Awards are based on three components: corporate results, bank operating results and individual performance.

     . Operating and financial targets are set at the beginning of each year. Targets include a variety of elements such as: loan growth, expense control, income generation, return on average assets (ROAA), return on average equity (ROAE), and loan portfolio performance. Results are measured against annual business plan objectives and against industry standards.

     . Actual individual incentives depend on assessments of individual success in meeting targets.

Stock Options

Stock options are granted for two primary reasons:

     . The Committee believes stock options align executive compensation with shareholders' interests, since no rewards are realized unless the stock value increases.

     . Stock options are the most common type of long-term incentive among banks and bank holding companies, and they enable First United Security to be competitive in retaining qualified management.

Bancshares' Long-Term Incentive Compensation Plan was approved by shareholders in 1997. This Plan provides for the issuance of up to 60,000 shares of Bancshares' common stock. During 1997, options for 57,350 shares were granted and were exercisable. They were made available to all First United Security employees. During 1998, options for 600 shares were granted to two executive officers of ALC, and in 1999, options for 2,050 shares were granted to the Company's Chief Executive Officer. The options were issued at the fair market value of Bancshares' common stock on the date of the grant and expire five years after the date of the grant.

2000 CEO Compensation

     R. Terry Phillips, Chief Executive Officer, executed an employment agreement effective January 1, 2000. Mr. Phillips' 2000 base salary was set through the three-year employment agreement.

     The 2000 incentive compensation for the Chief Executive Officer was based on the same goals and criteria as the incentive for bank loan officers. Bank employees earned a cash incentive based on a minimum return on an average assets ("ROAA") goal for the Bank of 1.30% and a minimum return on average equity ("ROAE") goal for Bancshares of 14%. The incentive award was based on the actual achievement of 2.2% ROAA for the Bank and 10.7% ROAE for Bancshares. Additionally, the Chief Executive Officer was awarded a cash incentive for his success in reducing other non-interest expense. The Committee's base salary and incentive recommendation for the Chief Executive Officer was reviewed and approved by the full Board of Directors.

     Based on recommendations to the Committee from the Chief Executive Officer, the 2000 base salaries for the other executive officers were set by the Committee. The Committee reviewed their overall recommendations regarding each named executive officer with the Board of Directors and secured full board approval.

Other Executive Compensation

     First United Security provides programs to executives that are also available to other employees, including The United Security Bancshares, Inc. Employee Stock Ownership Plan, health insurance and stock options. Bancshares provides no pension programs.

     This Report furnished by:

          Bruce N. Wilson (Chairman)
          Linda H. Breedlove
          John C. Gordon
          Howard M. Whitted
          Gerald P. Corgill

Comparative Stock Performance

     The following graph compares cumulative total shareholder returns on Bancshares common stock for the five years ended December 31, 2000, with that of The Standard and Poor's Composite Index ("S&P 500") and a peer group stock performance index defined as follows: 23 independent community banks located in the Southeastern United States (the "Independent Bank Index"). The graph shows the comparative values for $100 invested on December 31, 1995.

                        [Insert Performance Graph Here]




                                         1995  1996  1997  1998  1999  2000
                                         ----  ----  ----  ----  ----  ----
UNITED SECURITY BANCSHARES, INC.          100   140   366   354   262   200
INDEPENDENT BANK INDEX                    100   128   193   204   185   191
S&P 500 INDEX                             100   123   151   213   395   238

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No executive officer-company director interlocks existed for 2000. During 2000, R. Terry Phillips, President, was an ex officio non-voting member of the compensation committee. He participated only in compensation recommendations, discussions and decisions involving Company officers other than themselves.

                        EXECUTIVE COMPENSATION BENEFITS

     The following table indicates all compensation paid by Bancshares or First United Security for services rendered to Bancshares or First United Security during the last three years by R. Terry Phillips, Larry M. Sellers, Dan R. Barlow, William D. Morgan and Robert Steen, the executive officers whose total cash compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE
                           --------------------------

                             Annual Compensation                         Long Term Compensation
                   --------------------------------------------     -----------------------------------
                                                                           Awards         Payouts
                                                                          --------       ---------

                                                                                       Securities
                                                                          Restricted   Underlying
                                                                             Stock      Options/      LTIP       All Other
Name/Title                                 Year   Salary    Bonus   Other  Award(s)       SARs      Payouts    Compensation
-----------------------------------------  ----  --------  -------  -----  --------    ----------   -------    ------------
R. Terry Phillips                          2000  $192,500  $59,675   N/A       0           0         $0.00       $22,526(3)
President & Chief                          1999  $185,000  $72,637   N/A       0         2,050       $0.00       $12,326
Executive Officer (1) (2)                  1998    N/A       N/A     N/A      N/A         N/A         N/A           N/A

Larry M. Sellers                           2000  $101,000  $31,310   N/A       0           0         $0.00       $13,766(3)
Vice-President/Secretary/Treasurer         1999  $ 97,500  $25,106   N/A       0           0         $0.00       $13,981
of Bancshares and Senior Executive         1998  $ 93,000  $32,187   N/A       0           0         $0.00       $13,480
Vice-President and Chief
Administrative Officer of First United
Security

Dan R. Barlow                              2000  $ 86,962  $29,567   N/A       0           0         $0.00       $18,785(3)
Executive Vice-President of                1999  $ 84,000  $26,040   N/A       0           0         $0.00       $21,962
First United Security and Director of      1998  $ 82,000  $26,035   N/A       0           0         $0.00       $16,143
Bancshares and First United Security

William D. Morgan                          2000  $ 86,750  $24,507   N/A       0           0         $0.00       $ 9,901(3)
Assistant Secretary of Bancshares and      1999  $ 84,000  $18,270   N/A       0           0         $0.00       $ 9,920
Executive Vice-President of First          1998    N/A       N/A     N/A      N/A         N/A         N/A           N/A
United Security

Robert Steen                               2000  $ 83,000  $26,225   N/A       0           0         $0.00       $ 9,865(3)
Assistant Treasurer of Bancshares          1999  $ 77,000  $19,828   N/A       0           0         $0.00       $ 8,220
and Executive Vice-President and           1998    N/A       N/A     N/A      N/A         N/A         N/A           N/A
Chief Financial Officer of First
United Security

___________________

(1) Bancshares entered into an employment agreement on January 1, 2000, with R. Terry Phillips, President and Chief Executive Officer, which provides, among other things, that Mr. Phillips will be employed for a period of three years as President and Chief Executive Officer of First United Security and that he would receive a minimum annual salary of $192,500 and a signing bonus of $25,000. Mr. Phillips is also eligible to participate in First United Security's incentive compensation plan. Mr. Phillips' employment agreement also provides that he is entitled to receive severance compensation in an amount equal to his average annual salary for the period of the contract if he is terminated for any reason other than his death or disability, his resignation, his conviction of a crime of moral turpitude, or the expiration of his agreement. Mr. Phillips will be entitled to such severance compensation upon any reduction in the level or change in the nature of his responsibilities to Bancshares or First United Security. If Mr. Phillips' employment is terminated due to a change in ownership of the Bank, he will receive three times his annual salary.

(2)  Mr. Phillips became an executive officer of Bancshares in 1999.

(3) The amounts shown in this column for Messrs. Phillips, Sellers, Barlow, Morgan and Steen represent Bancshares' contributions to the Bancshares 401(k) Plan in the amount of $10,200 for Mr. Phillips, $7,566 for Mr. Sellers, $6,785 for Mr. Barlow, $6,301 for Mr. Morgan and $6,265 for Mr. Steen; payments of board fees in the amount of $12,000 for Mr. Phillips, $5,400 for Mr. Sellers, $12,000 for Mr. Barlow, $3,600 for Mr. Morgan and $3,600 for Mr. Steen; and premiums paid on term life insurance policies in the amount of $326 for Mr. Phillips and $800 for Mr. Sellers.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                  Number of Shares             Value of Unexercised
                        Number of                             Underlying Unexercised at      in-the-Money Options at
                      Shares Acquired       Value               Fiscal Year-End (#)             Fiscal Year-End ($)
Name                   on Exercise       Realized($)         Exercisable/Unexercisable       Exercisable/Unexercisable
----                  ------------       ----------          -------------------------       -------------------------
R. Terry Phillips          0                 N/A                     2,050/0                             0/0

Larry M. Sellers           0                 N/A                     4,685/0                          11,713/0

Dan. R. Barlow             0                 N/A                       0/0                               0/0

William D. Morgan          0                 N/A                     4,000/0                          10,000/0

Robert Steen               0                 N/A                     4,000/0                          10,000/0

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     At its meeting on May 18, 2000, the Board of Directors of Bancshares, upon recommendation of the Audit Committee of the First United Security Board of Directors, approved the engagement of the accounting firm of Arthur Andersen LLP ("Arthur Andersen") as the independent public accountants to audit Bancshares' financial statements for the year ended December 31, 2000./2/

     Arthur Andersen will serve as Bancshares' principal independent public accountant for the current year. Representatives of Arthur Andersen are expected to be present at the 2001 Annual Meeting of Shareholders, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

_____________________
/2/ Additionally, the Board of Directors approved the engagement of the accounting firm of Saltmarsh, Cleveland and Gund to conduct the necessary audit procedures for the Acceptance Loan Company for the year ended December 31, 2000.

Audit Fees

     The aggregate fees billed by Arthur Andersen for the audit of Bancshares' annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in Bancshares Forms 10-Q for the fiscal year ended December 31, 2000 totaled $96,520.

Financial Information Systems Design and Implementation Fees

     During the fiscal year ended December 31, 2000, Bancshares was not charged any fees by Arthur Andersen related to the design or implementation of a financial information system.

All Other Fees

     Arthur Andersen billed Bancshares $32,235 during the fiscal year ended December 31, 2000, for services other than those discussed above.

     The Audit Committee considered the provision of non-audit services by Arthur Andersen in its determination regarding Arthur Andersen's independence.


                           PROPOSALS OF SHAREHOLDERS

     If any shareholder wishes to present a proposal for action at the 2002 annual meeting of the shareholders, the shareholder must comply with applicable SEC regulations, including adequate notice to Bancshares. Shareholder proposals submitted to Bancshares in compliance with SEC Rule 14a-8 (which concerns shareholder proposals that are requested to be included in a company's proxy statement) must be received at Bancshares' executive offices on or before December 4, 2001. Pursuant to SEC Rules 14a-4 and 14a-5 (which, among other things, concern the exercise of discretionary voting authority with respect to shareholder proposals other than proposals that have been requested to be included in the company's proxy statement) shareholders are advised that a shareholder proposal will be considered untimely if provided to Bancshares after February 17, 2002. Any proposal must be submitted in writing by Certified Mail-Return Receipt Requested, to United Security Bancshares, Inc., Attention: Larry
M. Sellers, 131 West Front Street, Post Office Box 249, Thomasville, Alabama 36784.


                                 OTHER MATTERS

     We do not know of any matters to be presented for action at the Meeting other than those listed in the notice of the Meeting and referred to herein.

     Bancshares will furnish without charge to its shareholders, upon written request, a copy of Bancshares' annual report on Form 10-K, including the accompanying financial statements and schedules, required to be filed with the Securities and Exchange Commission for the year ended December 31, 2000. Copies of the exhibits to such report will also be available upon payment of a reasonable fee for copying charges. Requests should be made to Larry M. Sellers, Treasurer, United Security Bancshares, Inc., 131 West Front Street, Post Office Box 249, Thomasville, Alabama 36784.

     PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT VIA FACSIMILE (334-636-9606) OR IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. YOU MAY REVOKE THE PROXY BY GIVING WRITTEN NOTICE TO THE SECRETARY OF BANCSHARES AT ANY TIME PRIOR TO THE VOTING THEREOF, BY EXECUTING AND DELIVERING A LATER DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.


                              UNITED SECURITY BANCSHARES, INC.


Thomasville, Alabama
April 3, 2001

                                                                       EXHIBIT A
                                                                       ---------

                       UNITED SECURITY BANCSHARES, INC.
                            AUDIT COMMITTEE CHARTER
                           OF THE BOARD OF DIRECTORS

Purpose

The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process. In doing so, it is the responsibility of the audit committee to provide an open avenue of communication between the Board of Directors, management, the internal auditor, and the independent accountants.

Organization

 .    The Audit Committee shall be appointed annually by the Board of Directors.

 .    The Audit Committee shall be composed of a minimum of three, but not more than six, independent directors all of whom must be able to read and understand financial statements.

 .    Only independent directors may be members of the Audit Committee.  An independent director is a director who:

          (1) is not and has not been an employee of the company for at least three years prior to election to the Audit Committee.

               (A) This director can serve on the Audit Committee only if the Board of Directors determines in its judgment that the relationship does not interfere with the director's exercise of independent judgment.

          (2) in the past three years has not had a direct business relationship with the company or has been a partner, controlling shareholder or executive officer of an organization that has had a business relationship with the company.

               (A) This director can serve on the Audit Committee only if the Board of Directors determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment.

               (B) In making this determination, the board should consider the materiality of the relationship to the company, to the director and, if applicable, to the organization with which the director is affiliated.

 .    At least one member of the committee shall have a background in finance or accounting.

 .    The Board shall appoint one of the members of the Audit Committee as
     Chairperson. It is the responsibility of the Chairperson to schedule all meetings of the committee and provide the committee with a written agenda for all meetings. These duties will be performed by the corporation's internal auditor for the Chairperson.

 .    There will be provisions for a committee secretary.  Due to the confidential nature of most material before the committee, the secretary will be either a board member or the corporation's internal auditor.

 .    Formal minutes will be written for each meeting and maintained as a part of the corporation's permanent records.

In meeting its responsibilities, the committee shall:

General Activities

 .    Have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall have unrestricted access to members of management and all information relevant to its responsibilities.

 .    Meet at least 4 times per year or more frequently as circumstances require.
     The committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.

 .    Report committee actions to the Board of Directors with such recommendations as the committee may deem appropriate.

 .    Review and update the committee's charter.

 .    Perform such other functions assigned by law, the corporation's charter or bylaws, or the Board of Directors.

 .    Meet with the Director of Internal Auditing, the independent accountants, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the Audit Committee.

Specific Activities

 .    Advise management and the independent auditor that they are expected to provide a timely analysis of significant current financial reporting issues and practices.

 .    Provide that management and the independent auditor discuss with the Audit
     Committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used by the corporation and the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

 .    Inquire as to the auditor's independent qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosure practices used by the corporation.

 .    Inquire as to the auditor's views about whether management's choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices.

 .    Determine the auditor's reasoning for the appropriateness of accounting principles and disclosure practices for new transactions or events adopted by management.

 .    Assure that the auditor's reasoning is described in determining the appropriateness of changes in accounting principles and disclosure practices.

 .    Inquire as to the auditor's views about how the corporation's choices of accounting principles and disclosure practices may affect members and public views and attitudes about the corporation.

Internal Controls and Risk Assessment

 .    Review and evaluate the effectiveness of the corporation's process for assessing significant risks or exposures and the steps management has taken to minimize such risks.

 .    Consider and review with management, the independent accountants, and the director of internal auditing:

          (A) The effectiveness of, or weaknesses in, the corporation's internal controls including computerized information system controls and security, the overall control environment and accounting and financial controls.

          (B) Any related significant findings and recommendations of the independent accountants and internal auditing together with management's responses thereto, including the timetable for implementation of recommendations to correct weaknesses in internal controls.

 .    Review with the director of internal auditing and the independent accountants the coordination of audit effort to assure completeness of coverage of key business controls and risk areas, reduction of redundant efforts, and the effective use of audit resources.

 .    Discuss with management, the Company's independent public accountants, and the director of internal auditing, the status and adequacy of management information systems and other information technology, including the significant risks related thereto and major controls over such activities.

Financial Reporting

 .    Assure that filings with the Securities and Exchange Commission and other published documents containing the corporation's financial statements are being adequately reviewed by the corporation's independent accountants.

 .    Review with management and the independent accountants at the completion of the annual examination:

          (A) The corporation's annual financial statements and related footnotes.

          (B) The independent accountants' audit of the financial statements and his or her report thereon.

          (C)  Any significant changes required in the independent's audit plan.

          (D) Any serious difficulties or disputes with management encountered during the course of the audit.

          (E) The existence of significant estimates and judgments underlying the financial statements, including the rationale behind those estimates as well as the details on material accruals and reserves.

          (F) Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

 .    Assess internal processes for determining and managing key financial statement risk areas.

External Auditor

 .    Communicate to the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee.

 .    Recommend to the Board of Directors the independent accountants to be nominated, approve the compensation of the independent accountants, and review and approve the discharge of the independent accountants.

 .    Review the scope and approach of the annual audit with the independent accountants.

 .    Assess the external auditors' process for identifying and responding to key audit and internal control risks.

 .    Review the external auditors' identification of issues and business and financial risks and exposures.

 .    Confirm and assure the independence of the independent accountants, including a review of the nature of all services and related fees provided by the independent accountants.

 .    Instruct the independent accountants to communicate and report directly to the audit committee any serious difficulties or disputes with management.

Internal Auditor

 .    Evaluate the internal audit process for establishing the annual internal audit plan and the focus on risk.

 .    Consider, in consultation with the director of internal auditing, the audit scope and role of the internal auditor.

 .    Review and evaluate the scope, risk assessment and nature of the internal auditor's plan and any subsequent changes, including whether or not the internal auditor's plan is sufficiently linked to the corporation's overall business objectives and management's success and risk factors.

 .    Consider and review with management and the director of internal auditing:

          (A) Significant findings during the year and management's responses thereto, including the timetable for implementation of the recommendations to correct weaknesses in internal control.

          (B) Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

          (C) Any significant changes required in the planned scope of their audit plan.

          (D)  The internal auditing department budget and staffing.

          (E)  The internal auditing department charter.

          (F) Internal auditing's compliance with the IIA's Standards for the Professional Practice of Internal Auditing (Standards).

 .    Exercise or delegate to management its authority to hire, reassign, or dismiss the internal auditor, determine his or her salary, and also conduct an annual performance review.

 .    Confirm and assure the independence of the internal auditor.


Compliance with Laws and Regulations

 .    Ascertain whether the corporation has an effective process for determining risks and exposures from asserted and unasserted litigation and claims from noncompliance with laws and regulations.

 .    Review periodically with general counsel and others any legal, tax or regulatory matters that may have a material impact on corporation earnings and the financial statements, related corporation compliance policies, and programs and reports received from regulators.

Compliance with Codes of Ethical Conduct

 .    Review and assess the corporation's processes for administering a code of ethical conduct.

 .    Review with the director of internal auditing and the independent accountants the results of their review of the corporation's monitoring of compliance with the corporation's code of conduct, including compliance with the Foreign Corrupt Practices Act.

 .    Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent accountants.

                                     PROXY
                      SOLICITED BY THE BOARD OF DIRECTORS
                        UNITED SECURITY BANCSHARES, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 8, 2001

     The undersigned hereby appoints Hardie B. Kimbrough and R. Terry Phillips, or _____________________________________, or any one of them, proxies for the undersigned, or such other persons as the board of directors of United Security Bancshares, Inc. ("Bancshares") may designate, with full power of substitution, to represent and act for and in the name and stead of the undersigned and to vote all of the shares of Common Stock of Bancshares, which the undersigned is entitled to vote at the annual meeting of shareholders of Bancshares to be held on May 8, 2001, and at any and all adjournments thereof.

     1. The election of all the nominees listed below to serve as directors until the next annual meeting of shareholders or until their successors shall be elected and qualified.

     NOMINEES: Dan R. Barlow, Linda H. Breedlove, John C. Gordon, Gerald P. Corgill, Roy G. Cowan, Wayne C. Curtis, William G. Harrison, Fred L. Huggins, Hardie B. Kimbrough, Jack W. Meigs, Ray Sheffield, James C. Stanley, R. Terry Phillips, Howard M. Whitted and Bruce N. Wilson.

          ______   FOR ALL NOMINEES     ______    WITHHOLD AUTHORITY TO VOTE
                   (except for all               (for all nominees listed above)
                    nominees whose
                    names have been
                    struck out)

     INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.

     2. In their discretion, to vote on such other matters as may properly come before the meeting, but which are not now anticipated, and to vote for the election of any person as a director should any persons named in the proxy statement to be elected be unable to serve or for good cause cannot serve.

          _____     FOR                 ______    WITHHOLD AUTHORITY TO VOTE

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN BY THE SHAREHOLDER. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.
                              Dated: ________________, 2001

                              Phone No. _______________________________________

                              _________________________________________________
                                     (Signature of Shareholder)

                              _________________________________________________
                                 (Signature of Shareholder, if held jointly)